Exhibit (a)(1)(g)

FORMS OF REMINDER E-MAILS – Dates may change if offer expiration is extended

September 28, 2004 - One Week After Offer to Exchange Commences

We have just completed week one of Echelon Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 20, 2004 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Gibson Anderson, our Vice President of Human Resources, at fax number (408) 790-3355 or hand deliver it to Gibson Anderson at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126 U.S.A. before 5:00 p.m., Pacific Time, on October 20, 2004. Only responses that are complete, signed and actually received by Gibson Anderson by the deadline will be accepted. Responses submitted by U.S. mail and Federal Express are not permitted. If you have questions, please direct them to Gibson Anderson, Kathy Bloch, our Senior Vice President & General Counsel or Mike Marszewski, our Vice President & Controller, at:

Gibson Anderson Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5203	or	Kathy Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5382	or	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5230

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the letter from Ken Oshman, dated September 21, 2004; (3) this election form; and (4) the withdrawal form. You may also access these documents through Echelon Corporation’s website at www.echelon.com/about/investor via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 12, 2004 – Final Week

We are entering the final week of Echelon Corporation’s stock option exchange offer. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 20, 2004 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Gibson Anderson, our Vice President of Human Resources, at fax number (408) 790-3355 or hand deliver it to Gibson Anderson at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126 U.S.A. before 5:00 p.m., Pacific Time, on October 20, 2004. Only responses that are complete, signed and actually received by Gibson Anderson by the deadline will be accepted. Responses submitted by U.S. mail and Federal Express are not permitted. If you have questions, please direct them to Gibson Anderson, Kathy Bloch, our Senior Vice President & General Counsel or Mike Marszewski, our Vice President & Controller, at:

Gibson Anderson Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5203	or	Kathy Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5382	or	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5230

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the letter from Ken Oshman, dated September 21, 2004; (3) this election form; and (4) the withdrawal form. You may also access these documents through Echelon Corporation’s website at www.echelon.com/about/investor via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 20, 2004 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Echelon Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, October 20, 2004. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Gibson Anderson, our Vice President of Human Resources, at fax number (408) 790-3355 or hand deliver it to Gibson Anderson at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126 U.S.A. before 5:00 p.m., Pacific Time, today, October 20, 2004. Only responses that are complete, signed and actually received by Gibson Anderson by the deadline will be accepted. Responses submitted by U.S. mail and Federal Express are not permitted. If you have questions, please direct them to Gibson Anderson, Kathy Bloch, our Senior Vice President & General Counsel or Mike Marszewski, our Vice President & Controller, at:

Gibson Anderson Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5203	or	Kathy Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5382	or	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 (408) 938-5230

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the letter from Ken Oshman, dated September 21, 2004; (3) this election form; and (4) the withdrawal form. You may also access these documents through Echelon Corporation’s website at www.echelon.com/about/investor via the link “SEC Filings,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.